Report of Independent Registered Public
Accounting Firm


To the Board of Directors and
Shareholders of
Hyperion 2005 Investment Grade
Opportunity Term Trust, Inc.

In planning and performing our audit of
the financial statements of Hyperion
2005 Investment Grade Opportunity Term
Trust, Inc. the Trust for the year ended
December 31, 2004, we considered its
internal control, including control
activities for safeguarding securities,
in order to determine our auditing
procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under standards
established by the Public Company
Accounting Oversight Board United
States.  A material weakness, for
purposes of this report, is a condition
in which the design or operation of one
or more of the internal control
components does not reduce to a
relatively low level the risk that
misstatements caused by error or fraud
in amounts that would be material in
relation to the financial statements
being audited may occur and not be
detected within a timely period by
employees in the normal course of
performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined above as
of December 31, 2004.

This report is intended solely for the
information and use of the Board of
Directors, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
New York, New York
February 22, 2005